Exhibit 10.6
CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

NEW SERVICES ADDENDUM TO
CONSUMER DISCLOSURE AGREEMENT
This New Services Addendum to the Consumer Disclosure Agreement (“Addendum”) is made this 29th day of March, 2016 (“Effective Date”), by and between Equifax Consumer Services LLC (“Equifax”) and LifeLock, Inc. (“Broker”). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement (as defined below).
WHEREAS, the Parties entered into that certain Consumer Disclosure Agreement dated December 23, 2015 (“Agreement”) to allow Broker to make Equifax Credit Information available to the individual consumers who are the subject of the Equifax Credit Information, subject to the terms of the Agreement; and
WHEREAS, the Parties desire to amend the Agreement to add an interim Equifax hosted solution described herein and make certain related changes, upon the terms and conditions noted below.
NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Amendments to the Agreement.
1.1.Definition of Excluded Claims. Section 3.1 of this Addendum is hereby added to the definition of Excluded Claims in Section 6.3 of the Agreement; provided however, any such claim based on a violation of Section 3.1 shall be subject to the liability cap described in Section 6.3(B)(2) of the Agreement.
1.2.Implementation Schedule. The Parties agree to the following implementation schedule: (i) for the Addendum Products delivered via the hosted solution pursuant to this Addendum, [***] but no later than [***]; (ii) for the Equifax Products delivered via the Equifax API pursuant to the Agreement, [***] but no later than [***]; and (iii) for Single Bureau Credit monitoring services delivered via the Equifax API pursuant to the Agreement for those customers of Broker that are not enrolled in credit related products, [***] but no later than [***].
1.3. 1B Credit Monitoring Minimum. [***]
1.4.Section 2.6(B). The phrase “the Launch Date” in Section 2.6(B) is hereby deleted and replaced with [***].
1.5.Section 22.1. The first sentence of Section 22.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
This Agreement will begin on the Effective Date and continue for four years from [***] (the “Term”) unless extended by mutual agreement of the parties.
1.6.Exhibit I, Section 1. [***]
1.7.Exhibit I, Section 1, Footnote 1. The phrase “the Launch Date” in footnote 1 to Section 1 - Transaction Fees (Equifax Credit Information Transactions) is hereby deleted and replaced with [***].
1.8.Exhibit I, Section 3. The phrase “Launch Date” in Section 3 of Exhibit I is hereby deleted and replaced with [***]. The following clarifications are added Exhibit I. Equifax acknowledges that Broker is not pulling Three (3B) Credit Reports on its entire customer population that is enrolled in that product until after [***]. Accordingly, Equifax shall only invoice Broker for the subset of reports ordered by Broker prior to [***] in [***]. Otherwise, such reports shall be ordered and invoiced after [***]. For [***], Broker agrees to purchase a minimum of [***] Three Bureau (3B) Credit Reports. For avoidance of doubt, the amounts expended by Broker on the Addendum Products pursuant to this Addendum to fulfill its Customers’ requests shall be used to reduce the Annual Minimums owed by Broker.

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2.	Definitions. The following definitions shall apply to the Addendum:
“Addendum Products” mean only those Equifax transaction-based individual consumer credit products, as set forth in Exhibit A, that will be marketed by Broker to Consumers during the Addendum Term and provided to Consumers as described in this Addendum. For the avoidance of doubt, the Addendum Products shall be deemed Equifax Products, Products, Credit Information and/or Equifax Credit Information for all purposes under the Agreement except in those contexts that are specifically governed by this Agreement and that conflict with the terms and conditions of this Addendum.
“Dedicated Site” means a website hosted by Equifax that is available to Consumers with a major branded browser, including those branded browsers listed in Exhibit F of the Agreement, at such URL as mutually agreed upon by the Parties, and through which Equifax provides the Addendum Products. This may also be referred to as the “hosted solution.”
“Dedicated Site Link” means the graphical or textual link(s) which are capable of hyperlinking to the Dedicated Site.
“Hosted Solution Launch Date” shall mean the first date in which the Broker’s customers receive the Addendum Products via the Dedicated Site Link pursuant to this Addendum.
“URL” means a Uniform Resource Locator corresponding to the Internet Protocol address of a particular website.

3.	Obligations of the Parties.
3.1.Broker Licenses. Subject to Section 2.7 of the Agreement, Equifax hereby grants to Broker a nonexclusive, nonsublicenseable, nontransferable, revocable, license during the Addendum Term to use, reproduce, display and distribute the Dedicated Site Link on the Broker Site and to permit Consumers to access the Dedicated Site for purposes of accessing the Addendum Products in a single Transaction directly and exclusively to the Consumer Subject, and for no other use. The license set forth in this Section 3.1 sets forth the entirety of the rights granted in relation to the Addendum Products. No additional rights are conveyed to Broker in connection therewith and Broker will not use or disclose the Credit information or Credit Information Updates in any other manner or for any other purpose whatsoever.
3.2.Equifax Licenses. Subject to the conditions and restrictions found in Section 2(c) of Exhibit A of the Agreement, Broker hereby grants to Equifax a nonexclusive, nonsublicenseable, nontransferable, revocable, license during the Addendum Term to use, reproduce, display and distribute the Broker Marks on the Dedicated Site.
3.3.Fulfillment of the Addendum Products. Beginning on the Hosted Solution Launch Date, Equifax shall provide Addendum Products directly to Consumers who access the Dedicated Site via the Dedicated Site Link on the Broker Site throughout the Addendum Term. Equifax shall be responsible for the design, creation, management, and maintenance of the Dedicated Site for the purpose of providing Consumers with access to the Addendum Products. Subject to Section 4 below, Broker acknowledges that enrollment in the Addendum Products will require that a Consumer pass authentication and agree to then current terms and conditions for the Addendum Products. Broker acknowledges that Consumers who access the Addendum Products through the Dedicated Site are subject to Equifax’s rules and policies applicable to the Addendum Products and such website. The Addendum Products will be identified as products of Broker; provided that, Equifax may require that the Credit Information contained therein will be identified as the products or data of Equifax. Broker acknowledges and agrees that there are no service level or service availability obligations with respect to the Addendum Products.

4.	Authentication. [***]

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5.Pricing Terms and Conditions. Broker will pay Equifax according to the rate schedule of cash prices in accordance with the prices set forth in Exhibit A of this Addendum, established by Equifax for all undisputed amounts owed no later than thirty (30) days after the date of Equifax’s invoice, and will pay any applicable taxes, and charges for any special telephone services or other services rendered to Broker by Equifax. Broker will only dispute amounts that it reasonably and in good faith believes are incorrect. Any amounts in dispute shall be identified within thirty (30) days of billing, and once such amounts are no longer in dispute, Broker shall pay such amounts within fifteen (15) days of resolution of the dispute. Exhibit A lists the prices for the Addendum Term for the Addendum Products described in Exhibits A. Those prices are inclusive of any regulatory recovery fees or surcharges that Equifax existing as of the Effective Date. Subject to meeting the requirements of Section 22.2 of the Agreement, Equifax may establish from time to time additional amounts to recover its costs of compliance with various laws and regulations; provided however, Broker may not be subject to further annual minimums if conditions of Section 22.2 are met. Interest will accrue at the rate of 1.5% per month on all amounts not timely paid. All fees payable by Broker are exclusive of any sales, use or other tax imposed with respect to the underlying Transaction, and Broker will be responsible for any such sales, use or other tax regardless of whether the tax is currently existing or later enacted. Notwithstanding the foregoing, Broker will not be responsible for taxes imposed on the revenues or income of Equifax.
6.Term. The Addendum will begin on the Effective Date and run coterminous with the Agreement until no later than July 15, 2016 (the “Addendum Term”). For the avoidance of doubt, Sections 22.2 and 22.3 of the Agreement apply to this Addendum. Upon termination of the Addendum, the Agreement shall remain in full force and effect.
7.Member Services Requirements. Equifax will provide the customer support services to Broker’s active customers that are enrolled in the Broker’s applicable products in accordance with Exhibit B.
8.Effect of Addendum.
8.1.Entire Agreement. This Addendum is entered into with the express agreement that except as addressed herein, all terms, conditions and stipulations contained in the Agreement shall remain in full force and effect and without any change or modification whatsoever. This Addendum together with the Agreement (and any attachments, addenda, and supplements thereto) shall be the complete and exclusive statement of the agreement between the Parties as to the subject matter of the Addendum, and shall be binding upon each of the Parties hereto, their respective successors and to the extent permitted their assigns. Notwithstanding the above, and for the avoidance of doubt, the following sections and exhibits do not apply to this Addendum and the Addendum Products: Section 2.4(A), Section 2.4(E), Exhibit F, Exhibit G and Exhibit J.
8.2.Addendum Controls. This Addendum supplements, but does not alter or supersede the Agreement (and any attachments, addenda, and supplements thereto). With respect to the subject matter of this Addendum, in the event of a conflict between the terms and conditions hereof, and the terms and conditions of the Agreement or any other addenda thereto, the specific terms and conditions set forth in the Addendum shall govern.

9.	Miscellaneous.
9.1.Written Notice. Neither this Addendum nor the Agreement can be amended or otherwise modified, except as agreed to in writing by each of the Parties hereto.
9.2.Signing Authority. Each person signing below represents and warrants that he/she has the full power and authority to bind each principal to the obligations of this Addendum.
9.3.Counterparts; Electronic Signatures. This Addendum may be executed in separate counterparts, including original signatures transmitted and received by facsimile or other electronic means, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Addendum as of the day and year first written above.

LIFELOCK, INC. By: /s/ Hilary Schneider Name: Hilary Schneider Title: CEO	EQUIFAX INFORMATION SERVICES LLC By: /s/ J Dann Adams Name: Title:

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EXHIBIT A
ADDENDUM PRODUCTS AND PRICING
This Exhibit sets the prices for the Addendum Products and Services as of the Effective Date of this Agreement. Broker agrees to abide by the additional terms and conditions of this Exhibit.
Page 5 has been omitted from this exhibit and filed separately with the Securities and Exchange Commission.
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EXHIBIT B
MEMBER SERVICES REQUIREMENTS
Dedicated Toll-Free Number - Equifax will provide Broker with designated toll-free numbers for phone access to Equifax’s customer support agents that can assist Broker and its customers with specific questions as outlined in this exhibit. The dedicated toll-free number will be a telephone channel for Broker’s phone agents to access Equifax’s call center teams in 3-way calls with consumers for the following services:

•	assistance on how to read the credit report displayed within the Addendum Product;

•	reviewing recent changes and alerts related to the credit report displayed within the Addendum Product;

•	filing a dispute on the content of the Equifax credit report;

•	requests for regulated transactional services (e.g., 90-day fraud alert, security freeze, request for disclosure after ID theft);

•	manual authentication of new enrollees, upon their failure to pass the online, automated authentication process;

•	process offline authentication documents (when a Consumer Subject fails manual authentication).
Broker is permitted to participate in any telephone conversations between Equifax and the consumer, provided that in all cases Broker obtains the consumer’s express consent (in an auditable manner) to participate in such call(s). In no event will this dedicated toll-free line be used by Broker to communicate with Equifax without the Consumer Subject on call.
Equifax will maintain hours of operation of its customer support center that cover minimum availability from Monday to Friday, 7am-5:30pm Mountain Time. Equifax will provide a designated set of toll-free numbers that will enable the Broker to activate 3-way calls across each of the service use cases outlined above. Equifax will work with the Broker to align on which toll-free numbers are appropriately used by the Broker for each of the services provided. Equifax will use its commercially reasonable efforts to answer calls as quickly as possible, specifically leveraging a call routing across its global network of appropriately trained call center agents.

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